UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 15, 2011

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.

Atlanta, GA 30309

(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant’s telephone number, including area code

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Item 2.06	Material Impairments.

On September 15, 2011, the Board of Directors of TeamStaff, Inc. (the “Company”) approved the change of the corporate name of TeamStaff Government Solutions, Inc. (“TeamStaff GS”), the Company’s primary operating subsidiary, to DLH Solutions, Inc. and also approved a plan to change the corporate name of the Company to DLH Holdings Corp. In connection with these actions, the Company will cease further use of the TeamStaff trademark and implement new marketing and branding initiatives associated with the new corporate identity being adopted by the Company.

As a result of the corporate name change and associated rebranding efforts being implemented by the Company and its principal operating subsidiary, the Company concluded that it will be required to record a non-cash impairment charge with respect to the value of the “TeamStaff” trademark in the fourth quarter of the fiscal year ending September 30, 2011. This conclusion was based on a determination that, as a result of abandoning the use of the TeamStaff name, the carrying value of approximately $2.6 million for this intangible asset at the time of the Company’s most recent impairment test, will be written down in the quarter ending September 30, 2011. The Company conducted its most recent impairment test as of September 30, 2010 in conjunction with its Annual Report on Form 10-K for the year ended September 30, 2010. Accordingly, the Company concluded that it will be required under U.S. generally accepted accounting principles to record a non-cash charge in an amount estimated to be approximately $2.6 million in the fourth quarter of its fiscal year ending September 30, 2011 to fully write-off the value of this trademark. This impairment is not expected to involve a cash charge to earnings.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.  Among other forward looking information, the above estimated non-cash impairment charges constitute forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including the review of the Company’s assessment by its outside auditor and changes in management’s assumptions and projections.  The reader is urged to consider all such factors.  The actual non-cash charges may differ materially from what has been estimated. All of our forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement, the Company does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof. Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

Item 8.01	Other Events.

In connection with the comprehensive rebranding initiative being implemented by the Company and its principal operating subsidiary discussed above, on September 15, 2011, the Company’s Board of Directors approved the change of the corporate name of its primary operating subsidiary from TeamStaff GS to DLH Solutions, Inc. and a plan to change the corporate name of the Company to DLH Holdings Corp. The change in name of TeamStaff GS to DLH Solutions, Inc. was implemented on September 19, 2011.

In connection with the change of the corporate name of TeamStaff, Inc., the Company intends to seek stockholder approval to amend its certificate of incorporation to change its corporate name from TeamStaff, Inc. to DLH Holdings Corp. The Company will separately announce the date on which it will hold a stockholders’ meeting to approve the amendment to its certificate of incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	Chief Executive Officer
Date: September 21, 2011